Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

ACOR - Q2 2006 Acorda Therapeutics Earnings Conference Call

Event Date/Time: Aug. 03. 2006 / 8:30AM ET

Thomson StreetEvents	www.streetevents.com	Contact Us

© 2006 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Aug. 03. 2006 / 8:30AM ET, ACOR - Q2 2006 Acorda Therapeutics Earnings Conference Call

CORPORATE PARTICIPANTS

 Erica Wishner

 Acorda Therapeutics - Director, Corporate Communications

 Ron Cohen

 Acorda Therapeutics - President and CEO

 Dave Lawrence

 Acorda Therapeutics - CFO

 Mary Fisher

 Acorda Therapeutics - COO

CONFERENCE CALL PARTICIPANTS

 Phil Nadeau

 Cowen & Co. - Analyst

 Joel Sendek

 Lazard Capital Markets - Analyst

 Annie Lee

 Rodman & Renshaw - Analyst

 PRESENTATION

Operator

 Good morning. Welcome to the Acorda Therapeutics second quarter financial results conference call.

[OPERATOR INSTRUCTIONS]

Now I would like to introduce your host for today’s call, Erica Wishner, director, corporate communications at Acorda Therapeutics. Please go ahead, ma’am.

 Erica Wishner  — Acorda Therapeutics - Director, Corporate Communications

 Good morning, everyone, and welcome to Acorda’s conference call. With me today are Dr. Ron Cohen, our president and chief executive officer, Dave Lawrence, chief financial officer and Mary Fisher, chief operating officer. On today’s call Ron will provide a corporate update and Dave will review our second quarter 2006 financial results. As the operator mentioned, we will then open the call for Q&A.

Before we begin, let me remind you that this discussion includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda’s ability to successfully market and sell Zanaflex Capsules, the risk of unfavorable results from the Phase 3 clinical trial of Fampridine SR, delays in obtaining or failure to obtain FDA approval of Fampridine SR, competition, the ability to obtain additional financing to support Acorda’s operations, unfavorable results from preclinical programs and failure to protects its intellectual property or to defend against the intellectual property claims of others. These and other risks are described in greater detail in Acorda’s filings with the Securities and Exchange Commission. Acorda may not actually achieve the goals or plans described in its forward-looking statements and investors should not place undue reliance on these statements. Acorda disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this presentation. In discussing our financial results, we’ll refer to certain non-GAAP financial measures. Information concerning these non-GAAP financial measures and a reconciliation to GAAP are posted on the company’s investor relations website.

I will now turn the call over to our CEO, Ron Cohen.

 Ron Cohen  — Acorda Therapeutics - President and CEO

 Thanks, Erica. Welcome, everyone, to our call this morning.

As many of you are aware, Acorda is focused on developing and marketing therapies that improve neurological function in people with damage to their nervous systems. We’re particularly focused on people with MS or spinal cord injuries, but also on related conditions such as stroke, brain injuries and neurodegenerative diseases. Today I’ll provide you with an update on our Zanaflex Capsules and Fampridine SR programs. Dave Lawrence will then provide you with a financial update.

I’ll begin with our update on Zanaflex Capsules. The Zanaflex product line has enabled Acorda to establish commercial capabilities and to gain sales and marketing experience in the neurological marketplace. Also, the revenue generated by the product has helped to lower the risk of establishing our commercial operations as we await approval of our pipeline products. We continue to be pleased with Zanaflex Capsule’s consistent growth each quarter since its commercial launch in 2005.

This quarter we changed our prescription data vendor from [NDC] to IMS. This change was made because IMS has larger access to the market and therefore provides us with more complete prescription data. Additionally, this change will help make our data more consistent with that of research analysts and investors who predominantly rely on IMS data.

Moving on to Fampridine SR, on July 13th Acorda held an analyst and investor day in New York City to provide an overview and update on the Fampridine SR program. Our current Phase 3 study, which is based on a special protocol assessment, or SPA, from the FDA is evaluating the safety and efficacy of Fampridine SR in improving walking ability in people with MS. As many of you may know, under an SPA, the FDA provides a written response to a Phase 3 clinical trial protocol, indicating whether it meets the scientific and regulatory requirements for approval. The FDA’s assessment of the Fampridine SR protocol states that this trial, if successful, could qualify as one of the pivotal efficacy studies required for drug approval.

People with MS are extremely concerned about the impairment of their walking ability and physicians rank walking impairment along with weakness and spasticity as areas in greatest need for new treatments in MS. None of the currently available MS therapies improves walking ability or other neurological function.

In previous clinical trials, Fampridine SR is the first drug shown to improve function in people with MS. We randomized 301 subjects in the Phase 3 trial. This number provides greater than 90% power for the demonstration of efficacy. We expect to report data from this trial in late September or October 2006. For those of you who may have an interest, a webcast of the analyst day presentation is available in the investor relations tab of the Acorda.com website.

I’ll now turn the call over to Dave Lawrence, our CFO, who will provide a financial update. Dave?

 Dave Lawrence  — Acorda Therapeutics - CFO

 Thanks, Ron.

In our press release issued this morning we outlined our second quarter results for 2006. I will now review those results and explain how the change in prescription data vendors affects our numbers. I will also provide detail on two anticipated adjustments we made in the second quarter of 2006 related to the Zanaflex acquisition from Elan.

For the quarter ended June 30th, 2006 gross sales were 3.9 million for Zanaflex Capsules and 4 million for Zanaflex tablets. For the same quarter in 2005 we recognized gross sales of Zanaflex Capsules of 311,000 and gross sales of Zanaflex tablets of 167,000. Gross sales are recognized using a deferred revenue recognition model where product shipments to wholesalers are recorded as deferred revenue and later recognized as gross sales when end user prescriptions are reported.

During the quarter ended June 30th, 2006 we adopted IMS Health as the prescription data source used as the basis for recognizing shipments of Zanaflex product as revenue. This change resulted in the recognition in the second quarter of additional gross sales from prescriptions reported during the quarter ended March 31st, 2006 of 391,000 for Capsules and 230,000 for tablets.

Additionally, on June 30th, 2006 all rights of return expired for prior shipments of short-dated lots of Zanaflex tablet inventory. This inventory, purchased as part of the 2004 Zanaflex acquisition, was shipped to wholesalers but not previously recognized in gross sales. Expiration of all rights of return of this product has resulted in the recognition of an additional 2.2 million of gross sales. Excluding the impact of this event and excluding the additional first quarter gross sales recognized in the second quarter due to the conversion to IMS Health prescription data, gross sales for the quarter ended June 30th, 2006 would have been 5.1 million.

In June 2006 we recorded an adjustment to discounts and allowances to reflect the reversal of the remaining 1.8 million of an accrual made in 2004 to cover our exposure to returns as Zanaflex tablet product originally sold by Elan prior to our acquisition of the Zanaflex product line. Our obligation to continue to accept these returns ended on June 30th, 2006, resulting in this adjustment.

Shipments to wholesalers for the quarter ended June 30th, 2006 of 5.9 million consisted of 4.3 million for Zanaflex Capsules and 1.6 million for Zanaflex tablets. For the same quarter in 2005 we recorded 8.4 million in shipments, 5.7 million in initial launch stocking shipments of Zanaflex Capsules and 2.7 million in tablets. The Capsule product was launched commercially in April of 2005.

Net loss for the quarter ended June 30th, 2006 was 2.9 million, or $0.15 per share, compared to a net loss of 17.3 million, or $85.88 per share for the same quarter in 2005. Research and development expenses of 3 million for the second quarter of 2006 were 2 million lower than the same quarter in 2005. This decrease in research and development expense was primarily attributable to a decrease in expenses due to the termination of the valrocemide collaboration agreement in June 2005, offset by increases in expenses related to ongoing Phase 3 clinical trials of Fampridine SR.

Sales and marketing expenses for the three month period ended June 30th, 2006 were 4.3 million compared to 3.1 million for the same quarter in 2005, an increase of 1.2 million. This increase was primarily due to an increase of approximately $300,000 for marketing, distribution and sales administrative expenses related to Zanaflex Capsules and the distribution of Zanaflex tablets.

Salaries and benefits increased approximately 500,000 and selling related expenses increased approximately 400,000 as a result of the expansion of our Zanaflex Capsules specialist sales force. General and administrative expenses for the three-month period ended June 30th, 2006 were 3.6 million compared to 1.8 million for the three-month period ended June 30th, 2005. This increase of approximately 1.8 million is primarily due to an increase in staff and salary expenses, insurance expense and other expenses related to the company’s initial public offering.

I will now briefly review the six-month period ended June 30th. For the six month period ended June 30th, 2006 gross sales were 6.3 million for Zanaflex Capsules and 5.5 million for Zanaflex tablets. For the same six-month period in 2005, gross sales of Zanaflex Capsules were 31,000 and gross sales of Zanaflex tablets were 167,000. Shipments to wholesalers for the six-month period ended June 30th, 2006 were 6.8 million for Capsules and 2.9 million for tablets. For the same period in 2005, shipments of Zanaflex Capsules were 5.7 million and shipments of Zanaflex tablets were 5.9 million.

Net loss for the six-month period ended June 30th, 2006 was 45.8 million, or $3 per share, compared to a net loss of 30.7 million, or $152.78 per share, for the same six-month period in 2005. As of June 30th, 2006, the company held cash, cash equivalents and short-term investments of 24.2 million.

I will now turn the call back over to Ron.

 Ron Cohen  — Acorda Therapeutics - President and CEO

 Thanks, Dave.

That concludes our second quarter overview. We’ll now open up the call for your questions. Operator?

 QUESTION AND ANSWER

Operator

 [OPERATOR INSTRUCTIONS]

Our first question will be from the line of Phil Nadeau of Cowen. Please proceed, sir.

 Phil Nadeau  — Cowen & Co. - Analyst

 Good morning. Congratulations on a good quarter and thanks for taking my question. My first question is actually on your accounting for Zanaflex revenue. Now that the return rights to the Elan product have expired, is there any chance that you could change your accounting so that you book sales when parcels are shipped to the distributors?

 Dave Lawrence  — Acorda Therapeutics - CFO

 Hi, Phil. So the return rights had to do with the product that we acquired from Elan and we were able to identify that because it has a specific identifying code that enabled us to determine when the expiration period ended for the right of return. We are working on changing our accounting. There’s a lot that goes into it and as quickly as we can get that done, we will. It is not going to happen this year. Perhaps some time in the future we’ll get it done.

 Phil Nadeau  — Cowen & Co. - Analyst

 Okay, that’s great. And second question is just a quick one on the Fampridine data release. Ron, is that going to be in a press release form or is there another form where you think you could release that data?

 Ron Cohen  — Acorda Therapeutics - President and CEO

 Phil, yes. That should be a press release form. We’ll; obviously look to present at more formal venues like scientific meetings and so forth as they occur, but given the timing at that time of year, we’ll release it — we expect to release it in a press release.

 Phil Nadeau  — Cowen & Co. - Analyst

 Great. Thanks for taking my questions.

Operator

 Our next question is from the line of Joel Sendek of Lazard Capital Markets. Please proceed, sir.

 Joel Sendek  — Lazard Capital Markets - Analyst

 Hi, thanks. Two questions. Wondering on the expiration of the right to return, did that correspond to the actual expiration of the drug itself? And the reason I’m asking is if it can’t be returned, could that be tablets in the channel that might not be replaced or the opposite of that is would you expect to have more orders to replace that expired drug that’s in the channel? Thanks.

 Dave Lawrence  — Acorda Therapeutics - CFO

 Thanks, Joel. So you’re right, the product — the right of return had to do with the expiration date of the product. Whether or not that product was actually sold to the end user or not we don’t know. We know it was not returned. It was sold through the wholesaler channel, so we were able to recognize the sale.

 Mary Fisher  — Acorda Therapeutics - COO

 Hi, Joel, it’s Mary. Just to add on to that, our return policy is in line with industry standards, which allows for up to 12 months after the expiration date of the product. So we don’t anticipate that — given that full year’s worth of time that there’s a lot of excess material in the supply chain, for example.

 Joel Sendek  — Lazard Capital Markets - Analyst

 Good. Good, yes, that’s what I wanted to know. That’s helpful. And then given the numbers that you reported on the sales and marketing line subsequent to the expansion of the sales force, in the absence of any formal guidance, can you at least confirm that the second quarter number would be a good one to use for us in our modeling purposes when we project expenses out over the next couple of quarters?

 Dave Lawrence  — Acorda Therapeutics - CFO

 Joel, we’re really not giving guidance on forecasting at this point.

 Joel Sendek  — Lazard Capital Markets - Analyst

 Okay, let me ask another question, ask it another way then. At what point did the sales force as it’s currently constituted — at what point in the quarter — ?

 Mary Fisher  — Acorda Therapeutics - COO

 Got it, Joel. It’s Mary. We completed the sales force extension in the first quarter of the year, so the second quarter represents the expanded sales force [inaudible - microphone inaccessible].

 Joel Sendek  — Lazard Capital Markets - Analyst

 For the full quarter, okay, good. All right, thank you.

Operator

 Our next question will be from the line of [Annie Lee] of Rodman & Renshaw. Please proceed, ma’am.

 Annie Lee  — Rodman & Renshaw - Analyst

 Thank you for taking my call. I’m wondering would you please let me know the shares outstanding as of the end of the second quarter?

 Dave Lawrence  — Acorda Therapeutics - CFO

 Hi, Annie. Sure. It’s approximately 19.6 million.

 Annie Lee  — Rodman & Renshaw - Analyst

 Okay, thanks. And also, I’m wondering when did you change your recording of Zanaflex revenue from — based on NDC to the IMS during the second quarter?

 Dave Lawrence  — Acorda Therapeutics - CFO

 It was during the second quarter.

 Annie Lee  — Rodman & Renshaw - Analyst

 Towards the end or towards the beginning of the second quarter? And was that reflected — the currently reported data reflected all —the whole second quarter adjustments?

 Dave Lawrence  — Acorda Therapeutics - CFO

 The data reported includes the full second quarter as IMS Health data reported prescriptions plus an adjustment for the first quarter IMS Health data.

 Annie Lee  — Rodman & Renshaw - Analyst

 Okay, thanks.

Operator

 Ladies and gentlemen, this concludes our question and answer session.

 Ron Cohen  — Acorda Therapeutics - President and CEO

 Thank you, Cheryl.

Operator

 Thank you.

 Ron Cohen  — Acorda Therapeutics - President and CEO

 And thank you all for being with us. We look forward to seeing you next time.

Operator

 Ladies and gentlemen, thank you for your participation in today’s conference. This concludes our presentation. You may now disconnect.

 Dave Lawrence  — Acorda Therapeutics - CFO

 Thanks, everybody.

 Mary Fisher  — Acorda Therapeutics - COO

 Thank you.

DISCLAIMER

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION  PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.